Exhibit 99.1

StandardAero Announces First Quarter Results

Strong Start to the Year, Executing on Priorities, therefore Raising FY 2025 Guidance

SCOTTSDALE, Arizona. — (BUSINESS WIRE) — StandardAero (NYSE: SARO) announced results today for the three months ended March 31, 2025 ("First Quarter 2025").

First Quarter 2025 Highlights

•
Revenue increased 16.2% year-over-year to $1,435.6 million
•
Net Income increased $59.8 million year-over-year to $62.9 million; Net Income margin was 4.4%
•
Adjusted EBITDA increased 19.7% year-over-year to $198.2 million
•
Adjusted EBITDA Margin was 13.8%, an increase of 40 basis points compared to the prior year’s quarter
•
Cash Flow from Operations improved $59.6 million year-over-year
•
Free Cash Flow improved $37.6 million year-over-year
•
Continued strong long-term demand for LEAP with multiple new agreements signed in 1Q 2025, representing over 150 estimated shop visits

“We are pleased to start the year with strong momentum across our businesses that led to mid-teens revenue growth and continued margin expansion, allowing us to increase our FY 2025 Revenue and Adjusted EBITDA guidance” said Russell Ford, StandardAero’s Chairman and Chief Executive Officer. Ford continued, “Our results reflect the robust demand environment in the aerospace engine aftermarket and our team's ability to execute in a dynamic environment. We made good progress with our LEAP industrialization efforts while signing multiple new customer engagements as this important engine program continues to ramp. As we look forward, we will remain agile and believe we are well positioned to navigate the current uncertain macro environment while continuing to invest in the long term growth trajectory for our business.”

First Quarter 2025 Consolidated Results

StandardAero reported revenue for the three months ended March 31, 2025 of $1,435.6 million, an increase of 16.2% compared to $1,235.7 million for the prior year period. The increase was driven by both the Engine Services and Component Repair Services segments, with continued strength across the commercial aerospace and business aviation end markets, which increased 18.1% and 12.9%, respectively, compared to the prior year period. The military and helicopter end market increased 9.9% compared to the prior year period, driven by the contribution of the acquisition of Aero Turbine, Inc. that closed in August 2024 ("ATI").

Net income was $62.9 million for the three months ended March 31, 2025, as compared to net income of $3.2 million for the prior year period. The increase in net income compared to the prior year period reflects the $33.8 million lower interest expense associated with the company's post-IPO capital structure, as well as higher operating earnings.

Adjusted EBITDA increased 19.7% to $198.2 million for the First Quarter 2025, as compared to $165.6 million for the prior year period. The increase reflects revenue growth in both segments and continued margin expansion, positive mix, and pricing and cost initiatives. Adjusted EBITDA margin expanded 40 basis points to 13.8%, as compared to 13.4% for the prior year period.

Net debt, calculated as total funded debt, net of cash and cash equivalents on our balance sheet as of March 31, 2025, was $2,233.0 million compared to $3,304.4 million as of March 31, 2024. Net debt to Adjusted EBITDA for the last twelve months was 3.1x compared to 5.7x at the end of the prior year period.

First Quarter 2025 Segment Results

Engine Services Segment

Engine Services segment revenue increased $171.0 million, or 15.6%, to $1,268.3 million for the three months ended March 31, 2025, compared to the prior year period. Revenue increases in our commercial aerospace and business aviation end markets were driven by continued high engine aftermarket demand on the platforms that we service.

Engine Services Segment Adjusted EBITDA increased $24.0 million, or 16.0%, to $174.0 for the three months ended March 31, 2025, from $150.0 million for the prior year period. The increase in Segment Adjusted EBITDA was primarily driven by revenue growth.

Component Repair Services Segment

Component Repair Services segment revenue increased $28.9 million, or 20.9%, to $167.3 million for the three months ended March 31, 2025, compared to the prior year period. Revenue growth was primarily attributable to increased demand for component repairs for platforms we serve, as well as $21.9 million of revenue attributable to the ATI acquisition. This growth was partially offset, by facility consolidations, the exit of a non-core business in the quarter, and the timing of customer shipments. Both of the aforementioned business portfolio actions were complete by the end of the quarter.

Component Repair Services Segment Adjusted EBITDA increased $11.6 million, or 32.4%, to $47.4 million for the three months ended March 31, 2025, from $35.8 million for the prior year period. The increase is primarily due to increased revenue, pricing and engine component mix, as well as the contribution from the ATI acquisition.

Full Year 2025 Guidance

"As we move through 2025, we are off to a strong start, with robust demand across our Engine Services and Component Repair Services businesses," Ford said. "Both segments are experiencing double-digit growth, driven by our pure-play engine aftermarket model and a positive demand outlook, particularly within the commercial aerospace aftermarket. This momentum is a result of our disciplined execution and the investments we have been making over the past few years, which continues to position us effectively to capture growth opportunities."

"We are confident in our ability to build on this strong start and therefore are raising our financial guidance for 2025, which now incorporates our expected $15 million net impact of the announced tariffs on our Adjusted EBITDA. As we ramp up our growth initiatives, including key platform programs and capacity expansion, we expect to see compounding benefits throughout the coming years, driving revenue growth, continued margin expansions, and attractive free cash flow for our business. Our focus remains on delivering consistent, sustainable performance, and we are well positioned to achieve our financial targets for 2025."

Full Year 2025	($ in millions)
Revenue	$5,825 to $5,975 (prior $5,800 to $5,950)
Engine Services	$5,110 to $5,240 (prior $5,085 to $5,215)
Component Repair Services	$715 to $735
Adjusted EBITDA	$775 to $795 (prior $770 to $790)
Engine Services	~13% Segment Adjusted EBITDA Margin
Component Repair Services	~27% Segment Adjusted EBITDA Margin
Now includes estimated net tariff impacts	~$15
Free Cash Flow	$155 to $175
Major Platform Expansion Investments Included	$90
End Market Revenue Growth Assumptions
Commercial Aerospace	Low Double Digit to Mid-Teens Growth

Military & Helicopter	High Single Digit Growth
Business Aviation	High Single Digit Growth

Conference Call and Webcast Information

StandardAero management will host a conference call today, May 12, 2025, at 5:00 PM ET, to discuss its results in more detail. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation can be accessed by visiting the Events section on StandardAero’s investor relations website at https://ir.standardaero.com/news-events/events. The conference call may also be accessed by dialing (877) 407-9762 or (201) 689-8538 for telephone access to the live call. Please click here for international toll-free access numbers.

For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of the StandardAero’s investor relations website or by dialing (877) 660-6853 or (201) 612-7415. The access code for the replay is 13753179. The replay will be available until 11:59 PM ET on May 26, 2025.

About StandardAero

StandardAero is a leading independent pure-play provider of aerospace engine aftermarket services for fixed and rotary wing aircraft, serving the commercial, military and business aviation end markets. StandardAero provides a comprehensive suite of critical, value-added aftermarket solutions, including engine maintenance, repair and overhaul, engine component repair, on-wing and field service support, asset management and engineering solutions. StandardAero is an NYSE listed company under the ticker symbol SARO. For more information about StandardAero, go to www.standardaero.com.

Investor Relations Contact

Investors@StandardAero.com

Rama Bondada

Rama.Bondada@StandardAero.com

(480) 377-3142

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would” and/or the negative of these terms, or other comparable terminology intended to identify statements about the future. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations for the fiscal year ended December 31, 2025, the net impact from tariffs, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and other information that is not historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions that are difficult to predict or quantify.

Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, among others: risks related to conditions that affect the commercial and business aviation industries; decreases in budget, spending or outsourcing by our military end-users; risks from any supply chain disruptions or loss of key suppliers; increased costs of labor, equipment, raw materials, freight and utilities due to inflation; future outbreaks and infectious diseases; risks related to competition in the market in which we participate; loss of an OEM authorization or license; risks related to a significant portion of our revenue being derived from a small number of customers; our ability to remediate effectively the material weaknesses identified in our internal control over financial reporting; our ability to respond to changes in GAAP; our or our third-party partners’ failure to protect confidential information; data security incidents or disruptions to our IT systems and capabilities; our ability to comply with laws relating to the handling of information about individuals; changes to United States tariff and import/export regulations; failure to maintain our regulatory approvals; risks relating to our operations outside of North America; failure to comply with government procurement laws and regulations; any work stoppage, hiring, retention or succession issues with our senior management team and employees; any strains on our resources due to the requirements of being a public company; risks related to our indebtedness; our success at managing the risks of the foregoing, and the other factors described in our Annual Report on Form 10-K for the year ended March 31, 2025 and our other filings with the SEC.

As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. You should understand that it is not possible to predict or identify all such factors. We operate in a competitive and rapidly changing environment. New factors emerge from time to time, and it is not possible to predict the impact of all of these factors on our business, financial condition or results of operations.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives, plans or cost savings in any specified time frame or at all. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. We caution you not to place undue reliance on these forward-looking statements. All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt to Adjusted EBITDA, and Free Cash Flow. We use these non-GAAP financial measures to evaluate our business operations.

Certain of the non-GAAP financial measures presented in this press release are supplemental measures of our performance, in the case of Adjusted EBITDA and Adjusted EBITDA Margin, that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. We also present Net Debt to Adjusted EBITDA and Free Cash Flow, which are liquidity measures, that we believe are useful to investors because it is also used by our management for measuring our operating cash flow, liquidity and allocating resources. We believe it is important to measure the free cash flows we have generated from operations, after accounting for routine capital expenditures required to generate those cash flows. When read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that we may record each period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allows for consistent comparison of our operating results over time and relative to our peers. We define Net Debt to Adjusted EBITDA as long-term debt, less cash and cash equivalents divided by Adjusted EBITDA. We define free cash flow as cash from operating activities less capital expenditures.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations of our non-GAAP financial measures to the corresponding GAAP measures included in this press release and should not rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that we may record each period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allows for consistent comparison of our operating results over time and relative to our peers.

We have presented forward-looking statements regarding Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. We are unable to present a quantitative reconciliation of each forward-looking Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow to its most directly comparable forward looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. These non-GAAP financial measures are preliminary estimates and subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

STANDARDAERO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(In thousands, except share figures)

	March 31,	December 31.
	2025	2024
ASSETS
Current assets:
Cash	$140,818	$102,581
Accounts receivable (less allowance for expected credit losses of $16,524 and $15,455, respectively)	733,272	580,668
Contract assets, net	971,607	915,200
Inventories	875,842	847,018
Prepaid expenses and other current assets	51,969	29,707
Income tax receivable	21,054	9,960
Total current assets	2,794,562	2,485,134
Property, plant and equipment, net	578,297	568,607
Operating lease right of use asset, net	168,918	172,206
Customer relationships, net	983,923	1,004,701
Other intangible assets, net	279,943	291,487
Goodwill	1,685,204	1,685,970
Other assets	4,148	4,417
Deferred income tax assets	1,079	1,079
Total assets	$6,496,074	$6,213,601
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$738,930	$645,701
Accrued expenses and other current liabilities	104,221	99,572
Accrued employee costs	93,041	79,134
Operating lease liabilities, current	17,003	17,663
Due to related parties	696	1,345
Contract liabilities	407,277	400,025
Income taxes payable, current	11,384	6,655
Long-term debt, current portion	23,493	23,449
Total current liabilities	1,396,045	1,273,544
Long-term debt	2,313,520	2,207,977
Operating lease liabilities, non-current	161,790	164,224
Deferred income tax liabilities	163,942	169,824
Other non-current liabilities	22,809	24,628
Total liabilities	4,058,106	3,840,197
Commitments and contingencies (Note 11)
Stockholders' equity
Common stock ($0.01 par value, 3,500,000,000 shares authorized; 334,461,630 shares issued and outstanding as of March 31, 2025 and December 31, 2024)	3,345	3,345
Preferred stock ($0.01 par value, 100,000,000 shares authorized; no shares were issued)	—	—
Additional paid-in capital	3,946,847	3,944,802
Accumulated deficit	(1,500,378)	(1,563,321)
Accumulated other comprehensive loss	(11,846)	(11,422)
Total stockholders' equity	2,437,968	2,373,404
Total liabilities and stockholders' equity	$6,496,074	$6,213,601

STANDARDAERO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(In thousands, except per share figures)

	Three Months Ended March 31,
	2025	2024
Revenue	$1,435,588	$1,235,723
Cost of revenue	1,217,858	1,054,312
Selling, general and administrative expense	64,475	52,612
Amortization of intangible assets	24,332	23,292
Operating income	128,923	105,507
Interest expense	43,791	77,548
Refinancing costs	—	4,283
Loss on debt extinguishment	—	3,577
Income before income taxes	85,132	20,099
Income tax expense	22,189	16,912
Net income	$62,943	$3,187
Earnings per share:
Basic	$0.19	$0.01
Diluted	$0.19	$0.01
Weighted-average common shares outstanding
Basic	328,439	275,175
Diluted	334,162	275,175

STANDARDAERO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income	$62,943	$3,187
Adjustments to reconcile net loss from operations to net cash provided by operating activities:
Depreciation and amortization	48,676	47,377
Amortization of deferred finance charges and discounts	1,666	3,501
Amortization of loss on derivative instruments	—	(303)
Amortization of interest cap premiums	2,699	1,838
Payment of interest rate cap premiums	(2,747)	(1,726)
Stock compensation expense	2,045	—
Loss on debt extinguishment	—	3,577
Gain from disposals, net	—	(195)
Non-cash lease expense	199	235
Deferred income taxes	(5,751)	(3,421)
Foreign exchange loss (gain)	292	(842)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(152,604)	(65,986)
Contract assets, net	(56,407)	35,581
Inventories	(28,824)	(57,969)
Prepaid expenses and other current assets	(22,893)	(11,480)
Accounts payable, accrued expenses and other current liabilities	126,482	60,300
Contract liabilities	7,252	(104,651)
Due to/from related parties	(649)	1,225
Income taxes payable and receivable	(6,365)	6,201
Net cash used in operating activities	(23,986)	(83,551)
Investing activities
Purchase of property, plant and equipment	(25,338)	(18,491)
Purchase of intangible assets	(15,000)	(54)
Proceeds from disposal of property, plant and equipment	268	533
Net cash used in investing activities	(40,070)	(18,012)
Financing activities
Proceeds from long-term debt	195,000	387,969
Repayment of long-term debt	(90,964)	(308,265)
Payment of deferred financing charges	—	(391)
Repayments of long-term agreements	(1,602)	(1,812)
Net cash provided by financing activities	102,434	77,501
Effect of exchange rate changes on cash	(141)	235
Net increase (decrease) in cash	38,237	(23,827)
Cash at beginning of the period	102,581	57,982
Cash at end of the period	$140,818	$34,155
Supplemental cash flow information:
Supplemental disclosure of non-cash investing activities:
Acquisition of property, plant and equipment, liability incurred, but not paid	$991	$151
Acquisition of intangible assets, liability incurred but not paid	—	97

Selected financial information for each segment is as follows:

	Three months ended March 31, 2025
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,286,276	$149,312	$1,435,588
Intersegment revenue	(17,963)	17,963	—
Total segment revenue	1,268,313	167,275	1,435,588
Other segment items (1)	1,094,305	119,913	1,214,218
Segment Adjusted EBITDA	$174,009	$47,361	$221,370
Corporate (2)			23,144
Depreciation and amortization			48,676
Interest expense			43,791
Business transformation costs (LEAP and CFM) (3)			12,917
Stock compensation (4)			2,045
Integration costs and severance (5)			1,379
Other (6)			4,286
Profit before tax			$85,132

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(4)
Represents non-cash stock compensation expense associated with awards issued under 2019 Long-Term Incentive Plan in connection with Carlyle’s ownership.
(5)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(6)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

	Three months ended March 31, 2024
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,111,719	$124,004	$1,235,723
Intersegment revenue	(14,327)	14,327	—
Total segment revenue	1,097,392	138,331	1,235,723
Other segment items (1)	947,398	102,549	1,049,947
Segment Adjusted EBITDA	$149,994	$35,782	$185,776
Corporate (2)			20,208
Depreciation and amortization			47,377
Interest expense			77,548
Business transformation costs (LEAP and CFM) (3)			10,244
Refinancing costs			4,283
Loss on debt extinguishment			3,577
Integration costs and severance (4)			290
Other (5)			2,150
Profit before tax			$20,099

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

The following table presents a reconciliation of net income and net income margin to Adjusted EBITDA and Adjusted EBITDA Margin, respectively:

	Three Months Ended March 31,
	2025	2024
	(in thousands, except percentages)
Net income	$62,943	$3,187
Income tax expense	22,189	16,912
Depreciation and amortization	48,676	47,377
Interest expense	43,791	77,548
Business transformation costs (LEAP and CFM) (1)	12,917	10,244
Refinancing costs	—	4,283
Loss on debt extinguishment	—	3,577
Stock compensation (2)	2,045	—
Integration costs and severance (3)	1,379	290
Other (4)	4,286	2,150
Adjusted EBITDA	$198,227	$165,568
Revenue	$1,435,588	$1,235,723
Net income margin	4.4%	0.3%
Adjusted EBITDA Margin	13.8%	13.4%

(1)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(2)
Represents non-cash stock compensation expense associated with awards issued under 2019 Long-Term Incentive Plan in connection with Carlyle’s ownership.
(3)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(4)
Represents other non-recurring costs including professional fees related to business transformation, secondary offering costs, and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, and other non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

The following table presents a reconciliation of Debt to Net Debt and Net Debt to Adjusted EBITDA:

	March 31,	March 31,
	2025	2024
	(in millions except percentages)
New 2024 Term Loan Facilities	$2,244.4	$—
New 2024 Revolving Credit Facility	110.0	—
Prior 2024 Term Loan Facilities	—	2,762.1
Prior ABL Credit Facility	—	80.0
Prior Senior Notes	—	475.5
Finance leases	18.3	19.7
Other	1.1	1.3
Debt	2,373.8	3,338.6
Less Cash	140.8	34.2
Net Debt	$2,233.0	$3,304.4

LTM EBITDA	$723.2	$581.9
Net Debt to Adjusted EBITDA	3.1x	5.7x

The following table presents revenue by segment, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin:

	Three Months Ended March 31,
	2025	2024
	(in thousands, except percentages)
Engine Services
Segment Revenue	$1,268,313	$1,097,392
Segment Adjusted EBITDA	$174,009	$149,994
Segment Adjusted EBITDA Margin	13.7%	13.7%
Component Repair Services
Segment Revenue	$167,275	$138,331
Segment Adjusted EBITDA	$47,361	$35,782
Segment Adjusted EBITDA Margin	28.3%	25.9%

The following table presents a reconciliation of Cash Flow from Operations to Free Cash Flow:

	Three Months Ended March 31,
	2025	2024
	(in millions)
Cash Flow from Operations	$(24.0)	$(83.6)
Purchase of Property, Plant and Equipment	(25.3)	(18.5)
Purchase of Intangible Assets	(15.0)	—
Proceeds from Disposal of Property, Plant and Equipment	0.3	0.5
(-) Total Capital Expenditures	(40.0)	(18.0)
Free Cash Flow	$(64.0)	$(101.6)